Filed Pursuant to Rule 424(b)(7)
Registration No. 333-278975

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 29, 2024)

International Seaways, Inc.

93,883 Shares of Common Stock
Offered by the Selling Stockholder

This prospectus supplement relates to the proposed resale or other disposition of up to an aggregate of 93,883 shares of common stock, no par value (the “common stock”), including the related rights to purchase common stock, by the selling stockholder identified in this prospectus supplement. We are registering the offer and sale of the shares of the common stock owned by the selling stockholder to satisfy registration rights we granted to it pursuant to a registration rights agreement with it (the “Registration Rights Agreement”). We are not selling any shares of our common stock under this prospectus supplement and will not receive any proceeds from the sale of our common stock by the selling stockholder.

The selling stockholder may offer and sell or otherwise dispose of the shares of common stock described in this prospectus supplement from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices, or at privately negotiated prices. The shares of common stock offered by this prospectus supplement may be offered by the selling stockholder directly to purchasers or to or through brokers or dealers or other agents. The selling stockholder will bear all costs, commissions, and discounts, if any, attributable to the sales of shares. We will bear costs, expenses, and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page S-9 for more information about how the selling stockholder may sell or dispose of their shares of common stock. No common stock may be sold without delivery of this prospectus supplement and the accompanying prospectus describing the method and terms of the offering of such common stock.

Our common stock is listed on the NYSE under the symbol “INSW.” The last reported sale price of our common stock on the NYSE on May 29, 2024 was $63.39 per share.

Investing in our common stock involves risks. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-7 of this prospectus supplement, page 6 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

May 30, 2024

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using an automatic shelf registration process. This prospectus supplement contains specific information about us and the terms on which we are offering and selling our common stock. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the prospectus, the statements made in the prospectus will be deemed modified or superseded by those made in this prospectus supplement. Before you purchase shares of our common stock, you should read in their entirety both this prospectus and any accompanying prospectus supplement, together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before deciding to invest in any of the securities being offered.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor the sales agents have authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the sales agents are not, making an offer of shares of our common stock in any state or jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or the information we previously filed with the SEC and incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition and results of operations and prospects may have changed since those dates.

In this prospectus, unless otherwise specified or the context otherwise requires, we use the terms “the Company,” “INSW,” “we,” “our” and “us” to refer to International Seaways, Inc., a Marshall Islands corporation, and its consolidated subsidiaries. References to “International Seaways, Inc.” refer only to International Seaways, Inc. on an unconsolidated basis, except where the context may require otherwise. The term “you” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical facts should be considered forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Such forward-looking statements represent our reasonable expectation with respect to future events or circumstances based on various factors and are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors, many of which are beyond our control, that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the following factors, as well as the factors discussed elsewhere in this prospectus supplement, including under “Risk Factors,” when reviewing such statement. We believe that these factors include, but are not limited to:

●	the highly cyclical nature of the Company’s industry;

●	fluctuations in the market value of vessels;

●	declines in charter rates, including spot charter rates or other market deterioration;

●	an increase in the supply of vessels without a commensurate increase in demand;

●	the impact of adverse weather and natural disasters, including the continuing drought in Panama, reducing water levels in the Panama Canal and thereby decreasing the daily number of vessels permitted to transit the canal, resulting in delays crossing the canal or extending their voyages by going around Cape Horn;

●	the adequacy of the Company’s insurance to cover its losses, including in connection with maritime accidents or spill events;

●	constraints on capital availability;

●	changing economic, political and governmental conditions in the United States and/or abroad and general conditions in the oil and natural gas industry;

●	the impact of changes in fuel prices;

●	acts of piracy on ocean-going vessels;

●	terrorist attacks and international hostilities and instability, including attacks against merchant vessels in the Red Sea and the Gulf of Aden by Iran-backed Houthi militants based in Yemen;

●	the war between Russia and Ukraine could adversely affect the Company’s business;

●	the impact of public health threats and outbreaks of other highly communicable diseases, including COVID-19;

●	the effect of the Company’s indebtedness on its ability to finance operations, pursue desirable business opportunities and successfully run its business in the future;

●	an event occurs that causes the rights issued under the Amended and Restated Rights Agreement adopted by the Company on April 11, 2023 to become exercisable;

●	the Company’s ability to generate sufficient cash to service its indebtedness and to comply with debt covenants;

●	the Company’s ability to make capital expenditures to expand the number of vessels in its fleet, and to maintain all of its vessels and to comply with existing and new regulatory standards;

●	the availability and cost of third-party service providers for technical and commercial management of the Company’s fleet;

●	the Company’s ability to renew its time charters when they expire or to enter into new time charters;

●	termination or change in the nature of the Company’s relationship with any of the commercial pools in which it participates and the ability of such commercial pools to pursue a profitable chartering strategy;

●	competition within the Company’s industry and the Company’s ability to compete effectively for charters with companies with greater resources;

●	the loss of a large customer or significant business relationship;

●	the Company’s ability to realize benefits from its past acquisitions or acquisitions or other strategic transactions it may make in the future;

●	increasing operating costs and capital expenses as the Company’s vessels age, including increases due to limited shipbuilder warranties or the consolidation of suppliers;

●	the Company’s ability to replace its operating leases on favorable terms, or at all;

●	changes in credit risk with respect to the Company’s counterparties on contracts;

●	the failure of contract counterparties to meet their obligations;

●	the Company’s ability to attract, retain and motivate key employees;

●	work stoppages or other labor disruptions by employees of the Company or other companies in related industries;

●	unexpected drydock costs;

●	the potential for technological innovation to reduce the value of the Company’s vessels and charter income derived therefrom;

●	the impact of an interruption in or failure of the Company’s information technology and communication systems upon the Company’s ability to operate;

●	seasonal variations in the Company’s revenues;

●	government requisition of the Company’s vessels during a period of war or emergency;

●	the Company’s compliance with complex laws, regulations and in particular, environmental laws and regulations, including those relating to ballast water treatment and the emission of greenhouse gases and air contaminants, including from marine engines;

●	legal, regulatory or market measures to address climate change, including proposals to restrict emissions of greenhouse gases (“GHGs”) and other sustainability initiatives, could have an adverse impact on the Company’s business and results of operations;

●	increasing scrutiny and changing expectations from investors, lenders, and other market participants with respect to our Environmental, Social and Governance policies;

●	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery or corruption;

●	the impact of litigation, government inquiries and investigations;

●	governmental claims against the Company;

●	the arrest of the Company’s vessels by maritime claimants;

●	changes in laws, including governing tax laws, treaties or regulations, including those relating to environmental and security matters;

●	changes in worldwide trading conditions, including the impact of tariffs, trade sanctions, boycotts and other restrictions on trade; and

●	pending and future tax law changes may result in significant additional taxes to INSW.

The factors identified above should not be construed as an exhaustive list of factors that could affect our future results, and should be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus supplement. The forward-looking statements made in this prospectus supplement are made only as of the date of this prospectus supplement. The forward-looking statements made in documents incorporated by reference into this prospectus supplement are made only as of the date of such documents. The forward-looking statements made in any accompanying prospectus supplement are made only as of the date of such document. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus supplement that could cause actual results to differ before making an investment decision to purchase our common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

You should refer to our periodic and current reports filed with the SEC for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. As a result, it may not contain all the information that may be important to you, or that you should consider before making a decision as to whether or not to invest in our securities, and is qualified in its entirety by the more detailed information included in and incorporated by reference into this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference,” before making an investment decision. For a more complete description of our business as of the date of this prospectus, see the “Business” section of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 (Commission File No. 001-37836) (the “Form 10-K”) and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 8, 2024 (Commission File No. 001-37836), as well as any subsequently filed Quarterly Report on Form 10-Q and Interim Reports on Form 8-K, each of which is incorporated by reference herein.

A glossary of shipping terms that should be used as a reference when reading this prospectus and the documents incorporated by reference herein can be found in the Form 10-K.

Our Company

We own and operate a fleet of oceangoing vessels engaged primarily in the transportation of crude oil and petroleum products in the International Flag trade. Our ultimate customers, including those of the commercial pools in which we participate, include major independent and state-owned oil companies, oil traders, refinery operators and international government entities.

Our vessel operations are organized into two segments: Crude Tankers and Product Carriers. As of March 31, 2024, we owned or operated an International Flag fleet of 73 vessels (totaling an aggregate of 8.8 million dwt), consisting of VLCC, Suezmax and Aframax crude tankers, as well as LR2, LR1 and MR product carriers. In addition to our operating fleet of 73 vessels, six dual-fuel ready LR1 newbuilds are scheduled for delivery to the Company between the second half of 2025 and first quarter of 2026, bringing the total operating and newbuild fleet to 79 vessels. The Marshall Islands is the principal flag of registry of our vessels.

We generally charter our vessels to customers either for specific voyages at spot rates through the services of pools in which the Company participates, or for specific periods of time at fixed daily rates through time charters or bareboat charters. Spot market rates are highly volatile, while time charter and bareboat charter rates provide more predictable streams of time charter equivalent (“TCE”) revenues because they are fixed for specific periods of time.

Shipping revenues and TCE Revenues achieved in the first quarter of 2024 were $274.4 million and $270.9 million, respectively, of which approximately 54% were generated from our Product Carriers segment and 46% from our Crude Tankers segment.

Company Information

Our executive offices are located at 600 Third Avenue, 39th Floor, New York, New York 10016, and our telephone number is (212) 578-1600. Our Internet website address is www.intlseas.com. Information on, or accessible through, our website is not incorporated into, nor should it be considered part of, this prospectus or any applicable prospectus supplement, except as and solely to the extent otherwise provided herein or therein. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

THE OFFERING

Issuer	International Seaways, Inc.
Shares of common stock offered to the public by the Selling Stockholder	93,883
Manner of Offering	Sales of shares of our common stock under this prospectus supplement, if any, will be made by the selling stockholder in open market transactions, privately negotiated transactions, block transactions or by any other method or payment permitted by law. Please read “Plan of Distribution” in this prospectus supplement.
Use of Proceeds	We will not receive any of the proceeds from the sale of shares of our common stock being offered by the selling stockholder.
NYSE Symbol	INSW
Risk Factors	An investment in our common stock involves risks. You should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-7 of this prospectus supplement, page 6 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus before you make an investment in our common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus, including our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q, before making an investment decision. If any of the risks described in these documents actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment. The risks described below are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to Our Common Stock

The market price of our securities may fluctuate significantly following the offering and you could lose all or part of your investment as a result.

The market price of our securities may fluctuate substantially. The price of our common stock that will prevail in the open market following this offering may be higher or lower than the price you pay for such securities. You may not be able to resell your common stock at or above the price you paid for such securities due to a number of factors, some of which are beyond our control. These risks include those described or referred to in this “Risk Factors” section, under “Cautionary Note Regarding Forward-Looking Statements,” and in other documents incorporated herein by reference, as well as, among other things:

●	fluctuations in our operating results;

●	activities of and results of operations of our competitors;

●	changes in our relationships with our customers or our vendors;

●	changes in business or regulatory conditions;

●	changes in our capital structure;

●	any announcements by us or our competitors of significant acquisitions, strategic alliances or joint ventures;

●	additions or departures of key personnel;

●	announcements by us, our competitors or our vendors of significant contracts, strategic transactions or capital commitments;

●	investors’ general perception of us;

●	failure to meet market expectations;

●	future sales of our securities by it, directors, executives and significant stockholders;

●	changes in domestic and international economic and political conditions;

●	announcements by third parties or governmental entities of significant claims or proceedings against us;

●	capital expenditures to grow the size of our fleet, and to keep our existing vessels in compliance with environmental regulations; and

●	other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

Any of the foregoing factors could also cause the price of our common stock to fall and may expose us to securities class action litigation. Any securities class action litigation could result in substantial cost and the diversion of management’s attention and resources. In addition, the stock market has recently experienced volatility that, in some cases, has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our securities, regardless of our actual operating performance.

Our common stock is thinly traded, and your ability to sell common stock may be limited.

We cannot assure you as to the liquidity of any market that may exist or be sustained for our common stock, your ability to sell your common stock, or the price at which you would be able to sell such securities. Future trading prices of the common stock will depend on many factors, including, among other things, our operating results and the market for similar securities. The effect an offering of our common stock by us or by one or more existing stockholder from time to time will have on the volume or trading price of these securities is uncertain. You may not be able to sell acquired securities at the price equal to or greater than the offering price. Although our common stock is listed on the New York Stock Exchange, our common stock has experienced relatively low trading volume. Limited trading volume may subject our common stock to greater price volatility and may make it difficult for investors to sell shares at a price that is attractive to them.

We may not continue to pay cash dividends on our Common Stock.

Although we have paid cash dividends on shares of our common stock in the past, we may not pay cash dividends or increase our dividends on shares of our common stock in the future. The declaration and timing of future cash dividends, if any, will be at the discretion of the Board of Directors and will depend upon, among other things, our future operations and earnings, capital requirements, general financial condition, contractual restrictions (including the terms of our financing agreements), restrictions imposed by applicable law or the SEC and such other factors as our Board of Directors may deem relevant.

We are a holding company and depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or pay dividends.

We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to satisfy our financial obligations or pay dividends depends on our subsidiaries and their ability to distribute funds to us. In addition, the terms of certain of our financing agreements restrict the ability of certain of those subsidiaries to distribute funds to us.

Some provisions of Marshall Islands law and our governing documents could discourage a takeover that stockholders may consider favorable, or otherwise influence our ability to consummate a change of control.

Marshall Islands law and provisions contained in our amended and restated certificate of incorporation (“Amended and Restated Articles of Incorporation”) and amended and restated by-laws (“Amended and Restated By-Laws”) could have the effect of delaying, deferring or preventing a change of control of us. In addition, these provisions could make it more difficult to bring about a change in the composition of our Board of Directors. For example, our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws:

●	give the sole ability to then-current members of our Board of Directors to fill a vacancy on the Board of Directors;

●	require the affirmative vote of two-thirds or more of the combined voting power of the outstanding shares of our capital stock in order to amend or repeal certain provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Articles of Incorporation By-Laws; and

●	establish advance notice requirements for nomination for elections to our Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These and other provisions of our organizational documents and Marshall Islands law may have the effect of delaying, deferring or preventing changes of control or changes in management, even if such transactions or changes would have significant benefits for our stockholders. See “Description of Capital Stock.” As a result, these provisions could limit the price some investors might be willing to pay in the future for shares of our common stock.

Our shareholder rights plan dated as of April 11, 2023 (the “A&R Rights Plan”) which amended and restated the original rights agreement dated May 8, 2022, also known as a “poison pill,” may discourage, delay or prevent our change of control or changes in our management and, therefore, depress the market price of our common stock.

On May 8, 2022, we entered into a shareholder rights plan in the form of a Rights Agreement (the “Original Rights Agreement”), between us and Computershare Trust Company, N.A., as rights agent. On April 11, 2023, our Board of Directors approved the Amended and Restated the Rights Agreement (the “A&R Rights Agreement”), which amended and restated the Original Rights Agreement. The A&R Rights Agreement implements substantially the same features and protective measures of the Original Rights Agreements and includes the following revised or additional provisions: (i) extends the expiration date from May 7, 2023 to April 10, 2026; (ii) increases the “Acquiring Person” trigger threshold from 17.5% to 20%; (iii) increases the “Purchase Price” from $25 to $50; and (iv) includes a qualifying offer provision with a shareholder redemption feature. Our Board of Directors adopted the Original Rights Agreement and the A&R Rights Agreement to enable all our stockholders to realize the full potential value of their investment in us. The A&R Rights Agreement is designed to prevent any individual stockholder or group of stockholders from gaining control over us through open market accumulation without paying a control premium to all stockholders or by otherwise disadvantaging other stockholders. The A&R Rights Agreement is not intended to prevent our takeover or deter fair offers for our securities that deliver value to all stockholders on an equal basis. It is designed, instead, to encourage anyone seeking to acquire us to negotiate with our Board prior to attempting a takeover. Our Board of Directors may consider an earlier termination of the A&R Rights Agreement if market and other conditions warrant.

Notwithstanding the foregoing advantages provided by the Rights Plan to the interests of all stockholders, the Rights Plan may depress the market price of our common stock by acting to discourage, delay or prevent our change of control or changes in our management that our stockholders may deem advantageous.

We may issue preferred shares in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our securities.

Our Amended and Restated Articles of Incorporation authorize us to issue one or more series of preferred shares. Our Board of Directors will have the authority to determine the preferences, limitations and relative rights of such preferred shares and to fix the number of shares, up to the current authorized share capital amount, constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred shares could be issued with voting, liquidation, dividend and other rights superior to the rights of shares of our common stock. The potential issuance of preferred shares may delay or prevent a change in control of us, discouraging bids for our common stock at a premium to the market price, and materially and adversely affect the market price of our common stock and the voting and other rights of the holders of shares of our common stock.

We are incorporated in the Marshall Islands, which does not have a well-developed body of corporate case law or bankruptcy law and, as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.

Our corporate affairs are governed by our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws and by the Marshall Islands Business Corporations Act (the “BCA”). The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain U.S. jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our shareholders may have more difficulty in protecting their interests in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a U.S. jurisdiction. In addition, the Marshall Islands does not have a well-developed body of bankruptcy law. As such, in the case of a bankruptcy involving us, there may be a delay of bankruptcy proceedings and the ability of securityholders and creditors to receive recovery after a bankruptcy proceeding, and any such recovery may be less predictable.

It may be difficult to serve process on or enforce a United States judgment against us, our officers and our directors because we are a foreign corporation.

We are a corporation formed in the Marshall Islands. In addition, a substantial portion of our assets are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or our directors and officers, including in actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or of the non-U.S. jurisdictions in which our offices are located would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

If securities or industry analysts issue an adverse or misleading opinion regarding us or do not publish or cease publishing research or reports about us, our business, our market or our competitors, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

The trading market for our common stock will be influenced, to some extent, by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not control these analysts, or the content and opinions included in their reports. If any of the analysts who cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who covers us were to cease coverage of us or fail to publish reports on us regularly, or if analysts elect not to provide research coverage of our common stock, we could lose visibility in the financial markets, which in turn could cause the price and/or trading volume of our common stock to decline.

Selling Stockholder

This prospectus supplement relates to the possible resale by the selling stockholder from time to time of up to an aggregate of 93,883 shares of common stock.

On February 23, 2024, we entered into agreements, including a master agreement and six separate memorandums of agreement (the “Vessel Purchase Agreements”) to purchase certain vessels for a combination of cash and shares of INSW common stock. We issued the shares of common stock in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act. In accordance with our obligations under the Vessel Purchase Agreements, we entered into a registration rights agreement whereby we agreed to register the resale of the shares of common stock offered by the selling stockholder hereby.

The following table sets forth information concerning the shares of common stock that may be offered from time to time by the selling stockholder. The number of shares beneficially owned by the selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power. Percentage ownership is based on 49,580,403 shares of common stock outstanding as of May 29, 2024, plus the 93,883 shares of common stock issued pursuant to the Vessel Purchase Agreements being hereby registered for resale via this prospectus supplement. For purposes of this table, we have assumed that the selling stockholder will have sold all of the shares of common stock covered by this prospectus supplement upon the completion of the offering. The selling stockholder listed has sole voting and investment power with respect to the shares beneficially owned by it unless noted otherwise.

The information in the following table has been provided to us by or on behalf of the selling stockholder and the selling stockholder may have sold, transferred, or otherwise disposed of all or a portion of the shares of common stock after the date on which they provided us with information regarding their securities. The selling stockholder may sell all, some or none of its shares of common stock in this offering. See the section titled “Plan of Distribution.”

	Common Stock Beneficially Owned Before this Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus Supplement	Common Stock Beneficially Owned Upon Completion of this Offering(3)
Selling Stockholder	Number	Percentage	Number	Number	Percentage
Wayzata Opportunities Fund III, L.P. (1)	623,778 (2)	1.3%	93,883	—	—

(1)	Patrick J. Halloran, the manager of the investment adviser of the selling stockholder, may be deemed to have voting and dispositive power with respect to the shares of common stock held by the selling stockholder
(2)	The 93,883 shares being registered under this prospectus supplement are in addition to the 529,895 shares previously registered as part of the Company’s automatically effective shelf registration statement on Form S-3 (File No. 333-278975), dated April 29, 2024, containing a prospectus, dated April 29, 2024, as supplemented by prospectus supplements, dated May 1, 2024, May 9, 2024 and May 15, 2024.
(3)	Assumes the sale of all shares being offered pursuant to this prospectus, including all amendments and supplements thereto.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock being offered by the selling stockholder. The selling stockholder will pay any selling commissions and stock transfer taxes or any other expenses incurred by the selling stockholder in connection with the sale of the shares of common stock. We will bear the fees and expenses incurred in effecting the registration of the shares covered by this prospectus supplement, including, without limitation, all registration, filing, and printing fees and expenses, and fees and expenses of our counsel and our independent registered public accounting firm.

U.S. FEDERAL INCOME TAX CONSEQUENCES

United States Federal Tax Considerations for Holders of Common Stock

The following is a summary of material U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of our common stock by a U.S. Holder (as defined below).

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial interpretations thereof, in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold, or dispose of our common stock. In particular, this summary is directed only to U.S. Holders that hold our common stock as capital assets and does not address tax consequences to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to mark to market, financial institutions, life insurance companies, tax exempt entities, entities that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our common stock by vote or value, persons holding our common stock as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or foreign taxes, the U.S. federal estate and gift taxes, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of our common stock.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of our common stock that is a citizen or resident of the United States or a U.S. domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of such our common stock.

You should consult your own tax advisors about the consequences of the acquisition, ownership, and disposition of our common stock, including the relevance to your particular situation of the considerations discussed below and any consequences arising under foreign, state, local or other tax laws.

Tax Treatment of U.S. Holders

Tax Treatment of Dividends

Subject to the discussion below under “—Passive Foreign Investment Company Status,” the gross amount of any distribution of cash or property with respect to our common stock that is paid out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend and will not be eligible for the dividends-received deduction allowed to corporations under the Code.

Subject to certain exceptions for short-term positions, the U.S. dollar amount of dividends received by an individual with respect to our common stock will be subject to taxation at a preferential rate if the dividends are “qualified dividends.” Dividends paid on our common stock will be treated as qualified dividends if:

●	our common stock is readily tradable on an established securities market in the United States or we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program; and

●	we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company (a “PFIC”).

Our common stock is listed on the New York Stock Exchange and will qualify as readily tradable on an established securities market in the United States so long as it is so listed. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our prior taxable year. In addition, based on our audited financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income, and relevant market and shareholder data, we do not anticipate becoming a PFIC for our current taxable year. Holders should consult their own tax advisers regarding the availability of the reduced dividend tax rate in light of their own particular circumstances.

Dividend distributions with respect to our common stock generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation.

U.S. Holders that receive distributions of our common stock or rights to subscribe for our common stock as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions, unless the U.S. Holder has the right to receive cash or property, in which case the U.S. Holder will be treated as if it received cash equal to the fair market value of the distribution.

Taxation of Dispositions of our common stock

Subject to the discussion below under “—Passive Foreign Investment Company Status,” if a U.S. Holder realizes gain or loss on the sale, exchange or other disposition of our common stock, that gain or loss will be capital gain or loss and generally will be long-term capital gain or loss if our common stock has been held for more than one year. Long-term capital gain realized by a U.S. Holder that is an individual generally is subject to taxation at a preferential rate. The deductibility of capital losses is subject to limitations.

Gain, if any, realized by a U.S. Holder on the sale or other disposition of our common stock generally will be treated as U.S. source income for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Rules

A non-U.S. corporation generally will be treated as a “passive foreign investment company,” or a “PFIC,” for U.S. federal income tax purposes if, after applying certain look through rules, either (i) at least 75% of its gross income for any taxable year consists of “passive income” or (ii) at least 50% of the average value (determined on a quarterly basis) produce or are held for the production of “passive income.” We refer to assets which produce or are held for production of “passive income” as “passive assets.” For purposes of these tests, “passive income” generally includes dividends, interest, gains from the sale or exchange of investment property and rental income and royalties other than rental income and royalties which are received from unrelated parties in connection with the active conduct of a trade or business, as defined in applicable U.S. Treasury Regulations. Passive income does not include income derived from the performance of services. Although there is no authority under the PFIC rules directly on point, and existing legal authority in other contexts is inconsistent in its treatment of time charter income, we believe that the gross income we derive or are deemed to derive from our time and spot chartering activities is services income, rather than rental income.

Accordingly, we believe that (i) our income from time and spot chartering activities does not constitute passive income and (ii) the assets that we own and operate in connection with the production of that income do not constitute passive assets. Therefore, we believe that we are not now and have never been a PFIC with respect to any taxable year. There is no assurance that the IRS or a court of law will accept our position and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, because there are uncertainties in the application of the PFIC rules and PFIC status is determined annually and is based on the composition of a company’s income and assets (which are subject to change), we can provide no assurance that we will not become a PFIC in any future taxable year. If we were to be treated as a PFIC for any taxable year (and regardless of whether we remain as a PFIC for subsequent taxable years), our U.S. shareholders would be subject to a disadvantageous U.S. federal income tax regime with respect to distributions received from us and gain, if any, derived from the sale or other disposition of our common stock. These adverse tax consequences to shareholders could negatively impact our ability to issue additional equity in order to raise the capital necessary for our business operations.

NON-UNITED STATES TAX CONSIDERATIONS

Marshall Islands Tax Considerations

The following is a discussion of the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

Because we do not, and we do not expect that we will, conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on payments we make to you with respect to our common stock. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of our common stock, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to our common stock.

Each prospective noteholder is urged to consult its tax counsel or other advisor with regard to the legal and tax consequences, under the laws of pertinent jurisdictions, including the Marshall Islands, of its investment in our common stock. Further, it is the responsibility of each holder to file all state, local and non-U.S., as well as U.S. federal, tax returns that may be required of it.

PLAN OF DISTRIBUTION

The securities covered by this prospectus supplement may be offered and sold by the selling stockholder, or by transferees, assignees, donees, pledgees or other successors-in-interest of such securities received from the selling stockholder, directly or indirectly through brokers-dealers or agents on the New York Stock Exchange or any other stock exchange, market or trading facility on which such securities are traded, or through private transactions. Our securities covered by this prospectus supplement may be transferred, sold or otherwise disposed of by any method permitted by law, including, without limitation, one or more of following transactions:

●	ordinary brokerage transactions or transactions in which the broker solicits purchasers;

●	purchases by a broker or dealer as principal and the subsequent resale by such broker or dealer for its account;

●	block trades, in which a broker or dealer attempts to sell the securities as agent but may position and resell a portion of the securities as principal to facilitate the transaction;

●	through the writing of options on the securities, whether such options are listed on an options exchange or otherwise;

●	an exchange distribution in accordance with the rules of the applicable stock exchange;

●	in transactions other than on such exchanges or in the over-the-counter market;

●	through privately negotiated transactions;

●	through the settlement of short sales entered into after the date of this prospectus supplement;

●	by agreement with broker-dealers to sell a specified number of securities at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Section 4(a)(1) of the Securities Act, including transactions in accordance with Rule 144 promulgated thereunder, if available, rather than under this prospectus supplement.

The selling stockholder may also transfer their shares including by means of gifts, donations and contributions. Subject to certain limitations under rules promulgated under the Securities Act, this prospectus supplement may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers-dealers or agents and in private or public transactions.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser), as the case may be, in amounts to be negotiated.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus supplement, or under an amendment to this prospectus supplement or the related prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholder to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus supplement. The selling stockholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

In connection with the sale of our securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement.

The selling stockholder may sell the securities at market prices prevailing at the time of sale, at negotiated prices, at fixed prices or without consideration by any legally available means. The aggregate net proceeds from the sale of the securities will be the purchase price of such securities less any discounts, concessions or commissions received by broker-dealers or agents. We will not receive any proceeds from the sale of any securities by the selling stockholder.

The selling stockholder and any broker-dealers or agents who participate in the distribution of our securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any commission received by such broker-dealers or agent on the sales and any profit on the resale of securities purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. As a result, we have informed the selling stockholder that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling stockholder in the market and which may limit the timing of purchases and sales by the selling stockholder and any other relevant person of any of the common stock. The selling stockholder may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our securities against certain liabilities, including liabilities arising under the Securities Act.

The selling stockholder is acting independently of us in making decisions with respect to the timing, price, manner and size of each sale of securities held by it. We have not engaged any broker-dealer or agent in connection with the sale of securities held by the selling stockholder, and there is no assurance that the selling stockholder will sell any or all of its securities. We have agreed to make available to the selling stockholder copies of the prospectus and this prospectus supplement and have informed the selling stockholder of the need to deliver copies of the prospectus and this prospectus supplement to purchasers prior to any sale to them.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all expenses of the registration of the securities to be sold by the selling stockholder, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, the selling stockholder will pay all selling commissions, if any. We will indemnify the selling stockholder against certain civil liabilities, including some liabilities under the Securities Act or such selling stockholder will be entitled to contribution. We may be indemnified by such selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by such selling stockholder specifically for use in this prospectus supplement and the related prospectus or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus supplement forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

We will bear the registration costs relating to the securities offered and sold by the selling shareholder under this registration statement.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. The validity of the shares of our common stock offered hereby and certain other legal matters with respect to the laws of the Republic of the Marshall Islands and otherwise will be passed upon for us by Reeder & Simpson, P.C., Majuro, Marshall Islands.

EXPERTS

The consolidated financial statements of International Seaways, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, our common stock and other information set forth herein, reference is made to the registration statement and exhibits and schedules with it. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is subject to, and qualified in its entirety by, reference to the applicable contract or other document filed herewith.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.intlseas.com that contains information concerning us, including the reports we file with the SEC. The information contained or referred to on our website is not incorporated by reference in this prospectus supplement and is not a part of this prospectus supplement.

We also make available on our website our corporate governance guidelines, code of business conduct and ethics, insider trading policy, incentive compensation recoupment policy, anti-bribery and corruption policy and charters of the audit committee, human resources and compensation committee and corporate governance and risk assessment committee of our Board of Directors. Information on, or accessible through, our website is not part of this prospectus supplement. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus supplement.

We incorporate by reference the documents listed below, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

●	Our Annual Report on Form 10-K, filed with the SEC on February 29, 2024;

●	Our Quarterly Report on Form 10-Q, filed with the SEC on May 8, 2024;

●	Our Proxy Statement, filed with the SEC on April 26, 2024 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023); and

●	Our Current Reports on Form 8-K, filed with the SEC on February 20, 2024, March 19, 2024, April 19, 2024, May 1, 2024, May 1, 2024, May 9, 2024 and May 15, 2024.

We also incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information contained in such filings that is deemed “furnished” in accordance with SEC rules, unless such information is expressly incorporated herein by a reference in such filings. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.

The documents incorporated by reference in this prospectus supplement contain important information about us and our financial condition. Information contained in this prospectus supplement supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus supplement.

Statements contained in this prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

Our filings are available on our website at www.intlseas.com. Information on, or accessible through, our website is not part of this prospectus supplement. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. We will provide without charge to each person to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been incorporated by reference into this prospectus supplement and the accompanying prospectus. Requests for such documents should be directed to International Seaways, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016, Attention: Investor Relations, (212) 578-1635.

PROSPECTUS

INTERNATIONAL SEAWAYS, INC.

Common Stock

This prospectus relates to the resale from time to time by certain selling shareholders of shares of the common stock, no par value, including the related rights to purchase common stock (together, the “securities”) of International Seaways, Inc. (the “Company,” “we,” “our” or “us”).

This prospectus provides you with a general description of our common stock and the general manner in which the selling shareholders may offer the securities. When securities are offered, we may provide a prospectus supplement, to the extent necessary, that will contain specific information about the terms of that offering. Any such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and the risk factors incorporated by reference herein or included in any prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “INSW.” The last reported sale price of our common stock on the NYSE on April 26, 2024 was $55.13 per share.

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 3 of this prospectus in any applicable prospectus supplement and in the documents we file with the Securities and Exchange Commission before investing in our securities.

The selling shareholders may offer securities through agents or directly to purchasers, on a continuous or delayed basis, and securities may be offered at fixed prices, prevailing market prices, at prices relating to prevailing market prices or at negotiated prices, or otherwise. Any prospectus supplement for an offering may provide additional detail about the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

We will pay the expenses related to the registration of the securities covered by this prospectus. The selling shareholders will pay any discounts and commissions associated with their sale of securities pursuant to this prospectus. We will not receive any proceeds from the sale or other disposition of securities by the selling shareholders pursuant to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using an automatic “shelf” registration process. By using a shelf registration statement, any selling shareholders to be named in a supplement to this prospectus may, from time to time, sell shares of our common stock in one or more offerings. We have entered into a registration rights agreement with each of the selling shareholders to register the resale of their shares of common stock.

This prospectus only provides you with a general description of the securities that may be offered. Each time the selling shareholders sell securities using this shelf registration, a supplement to this prospectus containing specific information about the terms of that offering may also be provided to you. Any such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in any applicable prospectus supplement. You should read in their entirety both this prospectus and any accompanying prospectus supplement, together with the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” before deciding to invest in any of the securities being offered.

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

In this prospectus, unless otherwise specified or the context otherwise requires, we use the terms “the Company,” “INSW,” “we,” “our” and “us” to refer to International Seaways, Inc., a Marshall Islands corporation, and its consolidated subsidiaries. References to “International Seaways, Inc.” refer only to International Seaways, Inc. on an unconsolidated basis, except where the context may require otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it may not contain all the information that may be important to you in, or that you should consider before making a decision as to whether or not to invest in our securities, and is qualified in its entirety by the more detailed information included in and incorporated by reference into this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference,” before making an investment decision. For a more complete description of our business as of the date of this prospectus, see the “Business” section of our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024 (Commission File No. 001-37836) (the “Form 10-K”), as well as any subsequently filed Quarterly Report on Form 10-Q and Interim Reports on Form 8-K, each of which is incorporated by reference herein.

A glossary of shipping terms that should be used as a reference when reading this prospectus and the documents incorporated by reference herein can be found in the Form 10-K.

Our Company

We own and operate a fleet of oceangoing vessels engaged primarily in the transportation of crude oil and petroleum products in the International Flag trade. Our ultimate customers, including those of the commercial pools in which we participate, include major independent and state-owned oil companies, oil traders, refinery operators and international government entities.

Our vessel operations are organized into two segments: Crude Tankers and Product Carriers. As of December 31, 2023, we owned or operated an International Flag fleet of 73 vessels (totaling an aggregate of 8.8 million dwt), consisting of VLCC, Suezmax and Aframax crude tankers, as well as LR2, LR1 and MR product carriers. In addition to our operating fleet of 73 vessels, four dual-fuel ready LR1 newbuilds are scheduled for delivery to the Company between the second half of 2025 and first quarter of 2026, bringing the total operating and newbuild fleet to 77 vessels. The Marshall Islands is the principal flag of registry of our vessels.

We generally charter our vessels to customers either for specific voyages at spot rates through the services of pools in which the Company participates, or for specific periods of time at fixed daily rates through time charters or bareboat charters. Spot market rates are highly volatile, while time charter and bareboat charter rates provide more predictable streams of time charter equivalent (“TCE”) revenues because they are fixed for specific periods of time.

Shipping revenues and TCE Revenues achieved in 2023 were $1.1 billion and $1.1 billion, respectively, of which approximately 51% were generated from our Product Carriers segment and 49% from our Crude Tankers segment.

Company Information

Our executive offices are located at 600 Third Avenue, 39th Floor, New York, New York 10016, and our telephone number is (212) 578-1600. Our Internet website address is www.intlseas.com. Information on, or accessible through, our website is not incorporated into, nor should it be considered part of, this prospectus or any applicable prospectus supplement, except as and solely to the extent otherwise provided herein or therein. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q or Interim Reports on Form 8-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus (collectively, the “Incorporated Documents”). If any of the risks described in the Incorporated Documents materializes, it could materially and adversely affect our business, financial condition, results of operations and prospects, and cause the value of our securities to decline. We may also be subject to additional risks and uncertainties not presently known to us or that we currently deem immaterial, which could include unknown or unpredictable economic, business, competitive, regulatory or other factors potentially having a material adverse effect on us or the value of our securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and the documents incorporated by reference herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical facts should be considered forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Such forward-looking statements represent our reasonable expectation with respect to future events or circumstances based on various factors and are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors, many of which are beyond our control, that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the following factors, as well as the factors discussed elsewhere in this prospectus, including under “Risk Factors,” when reviewing such statement. We believe that these factors include, but are not limited to:

•	the highly cyclical nature of INSW’s industry;

•	fluctuations in the market value of vessels;

•	declines in charter rates, including spot charter rates or other market deterioration;

•	an increase in the supply of vessels without a commensurate increase in demand;

•	the impact of adverse weather and natural disasters, including the continuing drought in Panama, reducing water levels in the Panama Canal and thereby decreasing the daily number of vessels permitted to transit the canal, resulting in delays crossing the canal or extending their voyages by going around Cape Horn;

•	the adequacy of INSW’s insurance to cover its losses, including in connection with maritime accidents or spill events;

•	constraints on capital availability;

•	changing economic, political and governmental conditions in the United States and/or abroad and general conditions in the oil and natural gas industry;

•	the impact of changes in fuel prices;

•	acts of piracy on ocean-going vessels;

•	terrorist attacks and international hostilities and instability, including attacks against merchant vessels in the Red Sea and the Gulf of Aden by Iran-backed Houthi militants based in Yemen;

•	the war between Russia and Ukraine could adversely affect INSW’s business;

•	the impact of public health threats and outbreaks of other highly communicable diseases, including COVID-19;

•	the effect of the Company’s indebtedness on its ability to finance operations, pursue desirable business opportunities and successfully run its business in the future;

•	an event occurs that causes the rights issued under the Amended and Restated Rights Agreement adopted by the Company on April 11, 2023 to become exercisable;

•	the Company’s ability to generate sufficient cash to service its indebtedness and to comply with debt covenants;

•	the Company’s ability to make capital expenditures to expand the number of vessels in its fleet, and to maintain all of its vessels and to comply with existing and new regulatory standards;

•	the availability and cost of third-party service providers for technical and commercial management of the Company’s fleet;

•	the Company’s ability to renew its time charters when they expire or to enter into new time charters;

•	termination or change in the nature of the Company’s relationship with any of the commercial pools in which it participates and the ability of such commercial pools to pursue a profitable chartering strategy;

•	competition within the Company’s industry and INSW’s ability to compete effectively for charters with companies with greater resources;

•	the loss of a large customer or significant business relationship;

•	the Company’s ability to realize benefits from its past acquisitions or acquisitions or other strategic transactions it may make in the future;

•	increasing operating costs and capital expenses as the Company’s vessels age, including increases due to limited shipbuilder warranties or the consolidation of suppliers;

•	the Company’s ability to replace its operating leases on favorable terms, or at all;

•	changes in credit risk with respect to the Company’s counterparties on contracts;

•	the failure of contract counterparties to meet their obligations;

•	the Company’s ability to attract, retain and motivate key employees;

•	work stoppages or other labor disruptions by employees of INSW or other companies in related industries;

•	unexpected drydock costs;

•	the potential for technological innovation to reduce the value of the Company’s vessels and charter income derived therefrom;

•	the impact of an interruption in or failure of the Company’s information technology and communication systems upon the Company’s ability to operate;

•	seasonal variations in INSW’s revenues;

•	government requisition of the Company’s vessels during a period of war or emergency;

•	the Company’s compliance with complex laws, regulations and in particular, environmental laws and regulations, including those relating to ballast water treatment and the emission of greenhouse gases and air contaminants, including from marine engines;

•	legal, regulatory or market measures to address climate change, including proposals to restrict emissions of greenhouse gases (“GHGs”) and other sustainability initiatives, could have an adverse impact on the Company’s business and results of operations;

•	increasing scrutiny and changing expectations from investors, lenders, and other market participants with respect to our Environmental, Social and Governance policies;

•	any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery or corruption;

•	the impact of litigation, government inquiries and investigations;

•	governmental claims against the Company;

•	the arrest of INSW’s vessels by maritime claimants;

•	changes in laws, including governing tax laws, treaties or regulations, including those relating to environmental and security matters;

•	changes in worldwide trading conditions, including the impact of tariffs, trade sanctions, boycotts and other restrictions on trade; and

•	pending and future tax law changes may result in significant additional taxes to INSW.

The factors identified above should not be construed as an exhaustive list of factors that could affect our future results, and should be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus. The forward-looking statements made in this prospectus are made only as of the date of this prospectus. The forward-looking statements made in documents incorporated by reference into this prospectus are made only as of the date of such documents. The forward-looking statements made in any accompanying prospectus supplement are made only as of the date of such document. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

You should refer to our periodic and current reports filed with the SEC for further information on other factors that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock to be offered by the selling shareholders pursuant to this prospectus.

SELLING SECURITYHOLDERS

Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our capital stock, articles of incorporation and by-laws, each as amended and restated, and any references to Republic of the Marshall Islands (the “RMI”) law are not meant to be complete and are subject to, and qualified in their entirety by, reference to our amended and restated articles of incorporation (“Amended and Restated Articles of Incorporation”), a copy of which has been filed as an exhibit to our Current Report on Form 8-K dated December 2, 2016 and is incorporated by reference into the registration statement of which this prospectus forms a part, our amended and restated by-laws (“Amended and Restated By-Laws”), a copy of which has been filed as an exhibit to our Current Report on Form 8-K dated December 2, 2016 and is incorporated by reference into the registration statement of which this prospectus forms a part, our Amended and Restated Rights Agreement (“Rights Agreement”) which has been filed as an exhibit to our Current Report on Form 8-K dated April 11, 2023 and is incorporated by reference into the registration statement of which this prospectus forms a part, and to the RMI Business Corporations Act (the “BCA”). See “Where You Can Find More Information.” These descriptions may not contain all of the information that may be important to you and should be read in conjunction with our Amended and Restated Articles of Incorporation, Amended and Restated By-Laws and applicable provisions of the BCA.

Authorized Capitalization

Our authorized capital stock consists of (a) 100,000,000 authorized shares of common stock, no par value (the “common stock”), and (b) 10,000,000 shares of preferred stock, no par value (the “preferred stock”).

As of April 24, 2024, there were 49,048,268 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to such dividends as our board of directors may declare from time to time from legally available funds, based on the number of shares of common stock then held of record by such holder, subject to the preferential rights of the holders of any shares of preferred stock that we may issue in the future. The holders of our common stock are entitled to one vote per share.

Our Amended and Restated Articles of Incorporation do not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors. Our Amended and Restated By-Laws provide that directors will be elected by a majority of the shares voting once a quorum is present.

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to claimants and creditors and subject to prior distribution rights of any shares of preferred stock that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock have no preemptive rights, conversion rights or other subscription rights as set out in our Amended and Restated Articles of Incorporation, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be impacted by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

As of February 23, 2024, there were approximately 59 holders of record of our common stock, including Cede & Co. as nominee for DTC.

Preferred Stock

Under our Amended and Restated Articles of Incorporation, our board of directors, without further action by our stockholders, is authorized to issue shares of preferred stock with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as the board of directors shall specify in the resolution or resolutions providing for the issue of such preferred stock, provided that the board of directors may not issue any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholders rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly, without the affirmative vote of at least a majority of the total voting power of the outstanding shares of our capital stock entitled to vote on such matter, voting as a class. Notwithstanding the foregoing, the preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of our common stock and the issuance of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a change of control of us. We currently have no plans to issue any shares of preferred stock.

Rights to Purchase Common Stock

On May 8, 2022, the Company entered into a shareholder rights plan in the form of a Rights Agreement (the “Rights Agreement”), dated as of May 8, 2022, between the Company and Computershare Trust Company, N.A., as rights agent. The Rights Agreement was approved by the Company’s Board of Directors. In connection with the Rights Agreement, the Company’s Board of Directors authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of common stock, no par value, of the Company. The dividend was payable on May 19, 2022 to stockholders of record at the close of business on such date. While the Rights Agreement was effective immediately, the Rights would become exercisable only if a person or group acquired beneficial ownership, as defined in the Rights Agreement, of 17.5% or more of the Company’s common stock in a transaction not approved by the Company’s Board of Directors. In that situation, each holder of a Right (other than the acquiring person or group) would have the right to purchase, upon payment of the then-current exercise price, a number of shares of Company common stock having a market value of twice the exercise price of the Right. In addition, at any time after a person or group acquired 17.5% or more of the Company’s common stock (unless such person or group acquires 50% or more), the Company’s Board of Directors could exchange one share of the Company’s common stock for each outstanding Right (other than Rights owned by such person or group, which would have become null and void). The expiry date of the Rights Agreement was May 7, 2023.

On April 11, 2023, the Company’s Board of Directors approved the Amended and Restated the Rights Agreement (the “A&R Rights Agreement”), which amends and restates the Rights Agreement dated as of May 8, 2022. The A&R Rights Agreement implements substantially the same features and protective measures of the Rights Agreements and includes the following revised or additional provisions:

(i)	extends the expiration date from May 7, 2023 to April 10, 2026;

(ii)	increases the “Acquiring Person” trigger threshold from 17.5% to 20%;

(iii)	increases the “Purchase Price” from $25 to $50; and

(iv)	includes a qualifying offer provision with a shareholder redemption feature.

The Company’s Board of Directors adopted the Rights Agreement and the A&R Rights Agreement to enable all stockholders of the Company to realize the full potential value of their investment in the Company. The A&R Rights Agreement is designed to prevent any individual stockholder or group of stockholders from gaining control of the Company through open market accumulation without paying a control premium to all stockholders or by otherwise disadvantaging other stockholders. The A&R Rights Agreement is not intended to prevent a takeover or deter fair offers for securities of the Company that deliver value to all stockholders on an equal basis. It is designed, instead, to encourage anyone seeking to acquire the Company to negotiate with the Board prior to attempting a takeover.

The Company’s Board of Directors may consider an earlier termination of the A&R Rights Agreement if market and other conditions warrant.

Anti-Takeover Effects of Provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated By-Laws and RMI Law

Our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential “anti-takeover” effect in that such provisions may delay, defer or prevent a change of control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by the stockholders. Examples of such provisions in our Amended and Restated Articles of Incorporation and Amended and Restated By-Laws relating to corporate governance and the rights of stockholders, certain of which may be deemed to have a potential “anti-takeover” effect include:

Authorized but Unissued or Undesignated Capital Stock. Our authorized capital stock consists of 100,000,000 authorized shares of common stock and 10,000,000 shares of preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of us. This possibility may encourage persons seeking to acquire control of us to negotiate first with our board of directors. The authorized but unissued stock may be issued by the board of directors in one or more transactions. In this regard, our Amended and Restated Articles of Incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. Although our Amended and Restated Articles of Incorporation prohibits the board of directors, without the affirmative vote of at least a majority of the total voting power of our outstanding shares of capital stock entitled to vote on such matters, voting as a class, from issuing any preferred stock for any defensive or anti-takeover purpose, for the purpose of implementing any shareholder rights plan or with features specifically intended to make any attempted acquisition of the Corporation more difficult or costly, the issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change of control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law or our Amended and Restated Articles of Incorporation.

Action by Written Consent. Our Amended and Restated By-Laws and Section 67 of the BCA provide that stockholder action can be taken by written consent in lieu of a meeting if all stockholders entitled to vote on the subject matter unanimously consent.

Special Meetings of Stockholders. Our Amended and Restated By-Laws provide that special meetings of our stockholders may be called only by the President or any Vice President, by resolution of the board of directors or by holders of not less than 25% of all outstanding shares entitled to vote on the matter for which the meeting is called. Our Amended and Restated By-Laws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

Advance Notice Procedures. Our Amended and Restated By-Laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the date of the immediately preceding annual meeting. In the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder must be received no earlier than 90 days prior to the annual meeting and not later than the later of 60 days prior to the annual meeting or 10 days following the public announcement of the date of the annual meeting. Our Amended and Restated By-Laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Super Majority Approval Requirements. Our Amended and Restated By-Laws provide that our board of directors, at any regular meeting or special meeting called for the purpose, and our stockholders, at any annual meeting or special meeting called for the purpose, may make, alter, amend or repeal our Amended and Restated By-Laws. However, our board of directors may not, without the affirmative vote of a majority of the outstanding stock entitled to vote on such matters, alter, amend or repeal certain provisions of our Amended and Restated By-Laws, including those relating to stockholder meeting quorum requirements, majority election of directors, notification of the nominations for the election of directors, special meetings of our board of directors, committees of the board of directors and amendments to the Amended and Restated By-Laws. Further, our board of directors may not, without the affirmative vote of the holders of two-thirds or more of the outstanding stock entitled to vote on such matters, alter, amend or repeal certain other provisions of our Amended and Restated By-Laws, including those relating to the calling of special meetings by stockholders and stockholder action by written consent.

The BCA provides generally that the affirmative vote of a majority of the outstanding shares then entitled to vote is required to amend a corporation’s articles of incorporation, unless the articles of incorporation requires a greater percentage. Our Amended and Restated Articles of Incorporation provides that specified provisions, including those relating to amendment of our Amended and Restated Articles of Incorporation and the procedures by which any action required or permitted to be taken by holders of common stock may be performed, may only be amended or repealed by the affirmative vote of two-thirds (2/3) of the combined voting power of the outstanding shares of our capital stock.

The combination of these provisions may make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain or discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Exclusive Forum

Our Amended and Restated By-Laws provide that unless we consent in writing to the selection of an alternate forum, the State and Federal Court located in the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees, (iii) any action asserting a claim against us arising pursuant to the BCA or (iv) any action asserting a claim against us that is governed by the bylaws, in all cases subject to the court having personal jurisdiction over the parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in our shares of common stock shall be deemed to have notice of and consented to the forum provisions in our Amended and Restated By-Laws.

Dissenters’ Rights of Appraisal and Payment

Under the BCA, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of us. Pursuant to the BCA, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the appropriate court. See “Description of Capital Stock—Exclusive Forum” above.

Stockholders’ Derivative Actions

Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

Under the BCA, a Marshall Islands corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or a witness in or is otherwise involved in any threatened, pending or completed action, suit, claim, inquiry or proceeding whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) and whether formal or informal, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, nonprofit or other entity, including service with respect to employee benefit plans, against all liability and loss suffered, and expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with such action, suit or proceeding. The corporation shall be required to indemnify or advance expenses to such a person in connection with a proceeding commenced by the person against the corporation only if the commencement of such proceeding was authorized in the specific case by the Board of Directors or was brought to establish or enforce a right to indemnification under the bylaws, the corporation’s articles of incorporation, any agreement, the laws of the RMI or otherwise.

To the extent that a director or officer of a Marshall Islands corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding paragraphs, or in the defense of a claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in the BCA.

In addition, a Marshall Islands corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him or her and incurred by him or her in such capacity whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the BCA. The indemnification provisions of the BCA are not exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Our Amended and Restated Articles of Incorporation limits the liability of our directors to the fullest extent permitted by the BCA and requires that we will provide them with customary indemnification.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold by the selling shareholders, or by transferees, assignees, donees, pledgees or other successors-in-interest of such securities received from the selling shareholders, directly or indirectly through brokers-dealers or agents on the NYSE or any other stock exchange, market or trading facility on which such securities are traded, or through private transactions. Our securities covered by this prospectus may be transferred, sold or otherwise disposed of by any method permitted by law, including, without limitation, one or more of following transactions:

•	ordinary brokerage transactions or transactions in which the broker solicits purchasers;

•	purchases by a broker or dealer as principal and the subsequent resale by such broker or dealer for its account;

•	block trades, in which a broker or dealer attempts to sell the securities as agent but may position and resell a portion of the securities as principal to facilitate the transaction;

•	through the writing of options on the securities, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable stock exchange;

•	in transactions other than on such exchanges or in the over-the-counter market;

•	through privately negotiated transactions;

•	through the settlement of short sales entered into after the date of this prospectus;

•	by agreement with broker-dealers to sell a specified number of securities at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Section 4(a)(1) of the Securities Act, including transactions in accordance with Rule 144 promulgated thereunder, if available, rather than under this prospectus.

The selling shareholders may also transfer their shares including by means of gifts, donations and contributions. Subject to certain limitations under rules promulgated under the Securities Act, this prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers-dealers or agents and in private or public transactions.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser), as the case may be, in amounts to be negotiated.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may sell the securities at market prices prevailing at the time of sale, at negotiated prices, at fixed prices or without consideration by any legally available means. The aggregate net proceeds from the sale of the securities will be the purchase price of such securities less any discounts, concessions or commissions received by broker-dealers or agents. We will not receive any proceeds from the sale of any securities by the selling shareholders.

The selling shareholders and any broker-dealers or agents who participate in the distribution of our securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any commission received by such broker-dealers or agent on the sales and any profit on the resale of securities purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. As a result, we have informed the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market and which may limit the timing of purchases and sales by the selling shareholders and any other relevant person of any of the common stock. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our securities against certain liabilities, including liabilities arising under the Securities Act.

To the extent required with respect to a particular offer or sale of our securities, we will file a prospectus supplement pursuant to Section 424(b) of the Securities Act, which will accompany this prospectus, to disclose:

•	the number and type of securities to be sold;

•	the purchase price;

•	the name of each selling shareholder and the name of any broker-dealer or agent effecting the sale or transfer and the amount of any applicable discounts, commissions or similar selling expenses; and

•	any other relevant information.

The selling shareholders are acting independently of us in making decisions with respect to the timing, price, manner and size of each sale of securities held by them. We have not engaged any broker-dealer or agent in connection with the sale of securities held by the selling shareholders, and there is no assurance that the selling shareholders will sell any or all of their securities. We have agreed to make available to the selling shareholders copies of this prospectus and any applicable prospectus supplement and have informed the selling shareholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers prior to any sale to them.

Under the securities laws of some states, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all expenses of the registration of the securities to be sold by certain selling shareholders, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling shareholder will pay all selling commissions, if any. We will indemnify the selling shareholders against certain civil liabilities, including some liabilities under the Securities Act or such selling shareholders will be entitled to contribution. We may be indemnified by such selling shareholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by such selling shareholders specifically for use in this prospectus or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Unless otherwise indicated in any applicable prospectus supplement, the validity of any common stock offered hereby will be passed upon for us by Reeder & Simpson, P.C., a Marshall Islands law firm, and the validity of any rights attaching thereto will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, our common stock and other information set forth herein, reference is made to the registration statement and exhibits and schedules with it. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is subject to, and qualified in its entirety by, reference to the applicable contract or other document filed herewith.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information concerning issuers that file electronically with the SEC, including us. We also maintain a website at www.intlseas.com that contains information concerning us, including the reports we file with the SEC. The information contained or referred to on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We also make available on our website our corporate governance guidelines, code of business conduct and ethics, insider trading policy, incentive compensation recoupment policy, anti-bribery and corruption policy and charters of the audit committee, human resources and compensation committee and corporate governance and risk assessment committee of our board of directors. Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Our Annual Report on Form 10-K, filed with the Commission on February 29, 2024;

•	Our Proxy Statement, filed with the Commission on April 26, 2024 (solely to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023); and

•	Our Current Reports on Form 8-K, filed with the Commission on February 20, 2024, March 19, 2024 and April 19, 2024.

We also incorporate by reference any filings made with the SEC in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information contained in such filings that is deemed “furnished” in accordance with SEC rules, unless such information is expressly incorporated herein by a reference in such filings. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

The documents incorporated by reference in this prospectus contain important information about us and our financial condition. Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information included in any accompanying prospectus supplement or post-effective amendment will supersede this information.

Statements contained in this registration statement or any accompanying prospectus supplement as to the contents of any contract or other document that is filed or incorporated by reference as an exhibit to the registration statement are not necessarily complete and we refer you to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement.

Our filings are available on our website at www.intlseas.com. Information on, or accessible through, our website is not part of this prospectus. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. We will provide without charge to each person to whom this prospectus and any accompanying prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above that have been incorporated by reference into this prospectus and any accompanying prospectus supplement. Requests for such documents should be directed to International Seaways, Inc., 600 Third Avenue, 39th Floor, New York, New York 10016, Attention: Investor Relations, (212) 578-1645.

INTERNATIONAL SEAWAYS, INC.

Common Stock

PROSPECTUS

April 29, 2024